Exhibit 32.2
Certification of the Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of JCM Partners, LLC, a Delaware limited liability company (the “Company”) on Form 10-K for the annual period ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James E. Klescewski, as Chief Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (the “2002 Act”), to the best of his knowledge, that:
     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (the “1934 Act”); and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James E. Klescewski

JAMES E. KLESCEWSKI
Chief Financial Officer
March 31, 2006
This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.